Exhibit 4.7

AMERICAN HONDA FINANCE CORPORATION,
                    Issuer

— and —

DEUTSCHE BANK TRUST COMPANY AMERICAS,
                    Trustee

____________________________________________________

SECOND SUPPLEMENTAL INDENTURE

Dated as of August 11, 2026

to

INDENTURE

Dated as of September 5, 2013

____________________________________________________

Debt Securities

     SECOND SUPPLEMENTAL INDENTURE, dated as of August 11, 2026 (the “Supplemental Indenture”), between AMERICAN HONDA FINANCE CORPORATION, a corporation duly organized and existing under the laws of the State of California (the “Company”), having its principal executive office located at 1919 Torrance Boulevard, Torrance, California 90501, and DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation, as trustee (the “Trustee”).

RECITALS
WHEREAS, the Company has executed and delivered to the Trustee, the Indenture, dated as of September 5, 2013 (the “Base Indenture”), to provide for the issuance of the Company’s senior unsecured debentures, notes or other evidences of indebtedness, to be issued in one or more series;
WHEREAS, the Company and the Trustee entered into the First Supplemental Indenture, dated as of February 8, 2018, to the Base Indenture (the “First Supplemental Indenture” and, together with the Base Indenture, the “Existing Indenture”);
WHEREAS, this Supplemental Indenture is being entered into pursuant to the provisions of Sections 901(10) and 903 of the Existing Indenture;
WHEREAS, Section 901(10) of the Existing Indenture provides that without the consent of any Holders of the Securities or Coupons, the Company and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Existing Indenture to amend or supplement any provision contained in the Existing Indenture or in any supplemental indenture or in any Securities (which amendment or supplement may apply to one or more series of Securities or to one or more Securities within any series as specified in such supplemental indenture or indentures), provided that such amendment or supplement does not apply to any Outstanding Security issued prior to the date of such supplemental indenture and entitled to the benefits of such provision;
WHEREAS, the Company desires to amend and replace Section 501(5) of the Existing Indenture as described in this Supplemental Indenture and the Company, pursuant to the foregoing authority, proposes in and by this Supplemental Indenture to amend and replace Section 501(5) of the Existing Indenture as hereinafter provided but only with respect to Securities which are not Outstanding on the date hereof;
WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture; and
WHEREAS, the Company has duly authorized the execution and delivery of this Supplemental Indenture. All things necessary to make this Supplemental Indenture a legally valid and binding agreement of the Company, in accordance with its terms, have been done.
NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:
For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of any series thereof and any Coupons (as herein defined) as follows:

ARTICLE ONE
DEFINITIONS
Section 101.    (a)    For all purposes of this Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires:
    (1)    terms used herein in capitalized form and defined in the Existing Indenture shall have the meanings specified in the Existing Indenture;
    (2)    the words “herein,” “hereof” and “hereto” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision of this Supplemental Indenture; and
    (3)    the terms defined in the Recitals or in Article Two herein shall have the meanings specified therein.
(b)    For all purposes of the Existing Indenture, except as otherwise expressly provided or unless the context otherwise requires:
    (1)    the terms defined in this Article and Article Two herein shall have the meanings assigned to them in this Article and Article Two herein, and include the plural, as well as the singular; and
    (2)    “Second Supplemental Indenture” or “this Supplemental Indenture” means this instrument as originally executed or, if amended or supplemented pursuant to the applicable provisions of the Existing Indenture, as amended or supplemented.
ARTICLE TWO
MODIFICATIONS
    Section 201. Amendment and Replacement of Section 501(5) of the Existing Indenture. Section 501(5) of the Existing Indenture is hereby deleted and replaced in its entirety with the following:
    a failure by the Company to pay when due, either at stated maturity, upon redemption, upon repurchase at the option of the holder, upon acceleration or otherwise, any Indebtedness of the Company in excess of $400,000,000 principal amount under any bond, debenture, note or other evidence of Indebtedness, or a default under any such bond, debenture, note or other evidence of Indebtedness by the Company has resulted in the acceleration prior to the stated maturity of the principal amount thereof in excess of $400,000,000, in each case, unless such Indebtedness is discharged, or the acceleration of such Indebtedness is rescinded or annulled, in each case within 10 days after the Company’s failure to pay such Indebtedness or the date of acceleration of the stated maturity of the principal amount of such Indebtedness, as the case may be; provided, however, that for so long as any Securities of the same series issued pursuant to this Indenture are outstanding that contain a reference to a dollar amount that is less than $400,000,000 in this clause (5) (a “Reduced Cross Default Threshold”), the references to $400,000,000 above, in each case, in this clause (5) is replaced by the lowest Reduced Cross Default Threshold reflected in any Securities issues pursuant to this Indenture that are outstanding at that time; or

ARTICLE THREE
MISCELLANEOUS PROVISIONS
    Section 301.    Effectiveness of Amendments. Notwithstanding any other provisions hereof, all amendments and replacements of the provisions of Existing Indenture made hereby shall have effect only with respect to Securities which are not Outstanding on the date hereof, and not with respect to Securities which are Outstanding on the date hereof.
    Section 302.    Governing Law; Waiver of Jury Trial. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York without regard to conflicts of law provisions of such State other than New York General Obligations Law Section 5-1401. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION, SUIT OR PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS SUPPLEMENTAL INDENTURE, THE SECURITIES, ANY COUPONS OR THE TRANSACTIONS CONTEMPLATED HEREBY.
    Section 303.    Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.
    Section 304.    Separability Clause. In case any provision in this Supplemental Indenture, the Existing Indenture, any Security or any Coupon shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not, to the fullest extent permitted by law, in any way be affected or impaired thereby.
    Section 305.    Ratification of Indenture. The Existing Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Existing Indenture in the manner and to the extent herein and therein provided; provided, however, that the provisions of this Supplemental Indenture shall apply solely with respect to Securities which are not Outstanding on the date hereof.
    Section 306.    Trustee’s Disclaimer. The Trustee accepts the amendments and replacements of the Existing Indenture effected by this Supplemental Indenture, but on the terms and conditions set forth in the Existing Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee. The recitals contained herein shall be taken as the statements of the Company and the Trustee does not assume any responsibility for their correctness. Without limiting the generality of the foregoing, the Trustee makes no representations as to (i) the validity or sufficiency of this Supplemental Indenture (ii) the proper authorization hereof by the Company by action or otherwise, or (iii) the due execution hereof by the Company; provided that the Trustee represents that it is duly authorized to execute and deliver this Supplemental Indenture and perform its obligations hereunder.
    Section 307.    Counterparts. This Supplemental Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

    Section 308.     Continued Effect of Existing Indenture. Except as amended, replaced or supplemented by this Supplemental Indenture, the terms, conditions, covenants and agreements set forth in the Existing Indenture shall continue in full force and effect.
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IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, all as of the day and year first above written.

AMERICAN HONDA FINANCE CORPORATION,
as Issuer

By:	/s/ Jon Oda
Name: Jon Oda
Title: Assistant Vice President (Corporate Planning & Technology)

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:	/s/ Mary Miselis
Name: Mary Miselis
Title: Vice President

By:	/s/ Carol Ng
Name: Carol Ng
Title: Vice President